Exhibit 23.1

Ernst & Young Vietnam Limited 20th Floor, Bitexco Financial Tower 2 Hai Trieu Street, District 1 Ho Chi Minh City, S.R. of Vietnam	Tel: +84 28 3824 5252 Fax: +84 28 3824 5250 ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated May 5, 2023, of VNG Corporation and VNG Limited in the Registration Statement on Form F-1 and related Prospectus of VNG Limited for the registration of its ordinary shares.

/s/ Ernst & Young Vietnam Limited

Ho Chi Minh city, Vietnam

August 23, 2023